Exhibit 23.2 – Consent of Ernst & Young LLP, Chartered Accountants

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-__________), pertaining to the 2003 Stock Option Plan of Stockgroup Information Systems Inc., of our report dated February 20, 2004, with respect to the consolidated financial statements of Stockgroup Information Systems Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Vancouver, Canada,

April 12, 2004

Chartered Accountants